EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Insmed Incorporated and in the related prospectuses of our reports dated March 7, 2008, with respect to the consolidated financial statements of Insmed Incorporated and the effectiveness of internal control over financial reporting of Insmed Incorporated, included in this Annual Report (Form 10-K) for the year ended December 31, 2007:

Registration Statement Number	Description

333-131535	Form S-3, pertaining to the Shelf Registration Statement

333-123695	Form S-3, pertaining to the Offering of Securities in July 2003, November 2004 and March 2005

333-139744	Form S-8, pertaining to the Insmed Incorporated Amended and Restated Employee Stock Purchase Plan

333-87878	Form S-8, pertaining to the Insmed Incorporated Stock Incentive Plan

333-39198	Form S-8, pertaining to the Insmed Incorporated Employee Stock Purchase Plan

333-129479	Form S-8, pertaining to the Insmed Incorporated Employee Stock Purchase Plan and Stock Incentive Plan

333-39200	Form S-8, pertaining to the Insmed Incorporated Stock Incentive Plan

/s/ Ernst & Young

Richmond, Virginia

March 7, 2008